Exhibit 99.1

Vista Gold Corp. Announces Third Quarter Financial Results and Corporate Update

Denver, Colorado, October 26, 2022 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced its unaudited financial results for the quarter ended September 30, 2022, highlighted by a cash position of $9.6 million. All dollar amounts in this press release are in U.S. dollars.

Third Quarter Highlights

●	Advanced the process with CIBC Capital Markets (“CIBC”) to seek a partner or other form of transaction to maximize shareholder value;
●	Ended September 30, 2022 with a cash position of $9.6 million; and
●	Maintained a strong balance sheet with zero debt.

Frederick H. Earnest, President and Chief Executive Officer of Vista, commented, “We are pleased with the results of our cost-reduction measures that management implemented during 2022 in response to current economic and capital market conditions. Fixed cost spending through September 30, 2022 has been nearly 15% under budget and is expected to continue at that rate through year end. Additional spending reductions are being planned for 2023.

“During the quarter, we continued to advance our work with CIBC to seek a partner or other form of transaction to achieve greater value recognition for Mt Todd. Volatility in the economy and equity markets, including inflationary pressures, higher interest rates, and lower gold prices, have resulted in a number of interested parties adopting a more cautious near-term business strategy as they manage the impacts of these conditions. We believe the completion of an acceptable transaction may be dependent on sustained improvement and stability in the economy and capital markets.”

Summary of Q3 2022 Financial Results

At September 30, 2022, cash and cash equivalents totaled $9.6 million and working capital was $8.9 million. The Company has no debt.

Vista reported a net loss of $1.7 million or $0.02 per basic share for the three months ended September 30, 2022, compared to a loss of $3.1 million or $0.02 per basic share for the three-month period ended September 30, 2021. The loss for the current quarter was in line with management’s expectations and reflects cost-reduction measures implemented in response to current economic and capital market conditions.

Management Conference Call

Management’s quarterly conference call to review financial results for the quarter ended September 30, 2022 and to discuss corporate and project activities is scheduled for Thursday, October 27, 2022 at 10:00 a.m. MDT (12:00 p.m. EDT).

Participant Toll Free: (888) 396-8049

Participant International: (416) 764 -8646

Conference ID: 96969799

This call will also be archived and available at www.vistagold.com after October 27, 2022. Audio replay will be available for 14 days by calling toll-free in North America (877) 674-7070 or (416) 764-8692. The passcode for the replay is 969799#.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185.

About Vista Gold Corp.

Vista is a gold project developer. The Company’s flagship asset is the Mt Todd gold project located in the Tier 1, mining friendly jurisdiction of Northern Territory, Australia. Situated approximately 250 km southeast of Darwin, Mt Todd is one of the largest and most advanced undeveloped gold projects in Australia and, as presently designed, Mt Todd is expected to be one of the top five gold producers in Australia. All major environmental and operating permits have now been approved.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our goal to seek a partner or other transaction to maximize shareholder value and to achieve greater value recognition for Mt Todd; our expectation that fixed cost spending through year end will be under budget by approximately 15%; our belief that a number of interested parties are adopting a more cautious near-term business strategy; our belief that the completion of an acceptable transaction may be dependent on sustained improvement and stability in the economy and capital markets; the expected date for our management’s call regarding our financial results; our belief that Mt Todd is one of the largest undeveloped gold project in Australia and, as presently designed, Mt Todd is expected to be one of the top five gold producers in Australia, are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold; and our expectations regarding the economy and equity markets, including inflationary pressures and interest rates. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; uncertainty as to completion of critical milestones for Mt Todd; uncertainty as to the impact of the ongoing global health crisis caused by the COVID-19 pandemic; and uncertainty regarding the economy and equity markets, including inflation and interest rates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2022 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.